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                         SMITH INTERNATIONAL, INC.

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               APRIL 4, 2005
                               DATE OF REPORT
                     (Date of earliest event reported)



                         SMITH INTERNATIONAL, INC.
           (Exact name of Registrant as specified in its charter)


           DELAWARE                       1-8514                95-3822631
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


                   411 N. SAM HOUSTON PARKWAY, SUITE 600
                               HOUSTON, TEXAS
                  (Address of principal executive offices)


                                   77060
                                 (Zip Code)


                               (281) 443-3370
            (Registrant's telephone number, including area code)

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ITEM 8.01 OTHER EVENTS

         On April 4, 2005, the Registrant issued a press release entitled "CE Franklin Ltd. and Smith International, Inc. Announce Termination of Negotiations to Acquire Wilson International." The text of the press release is as follows:


          CE FRANKLIN LTD. AND SMITH INTERNATIONAL, INC. ANNOUNCE
        TERMINATION OF NEGOTIATIONS TO ACQUIRE WILSON INTERNATIONAL

CALGARY, Alberta, and HOUSTON, Texas, April 4, 2005 - CE FRANKLIN LTD. (TSX.CFT, AMEX.CFK) ("CE Franklin") and Smith International, Inc. (NYSE:
SII) ("Smith") announced today that they have terminated negotiations relating to CE Franklin's previously announced proposal to acquire Wilson International, Inc. ("Wilson") from Smith. Smith currently owns approximately 55% of the outstanding shares of CE Franklin and all of the shares of Wilson.

ABOUT CE FRANKLIN
CE Franklin distributes products and related services to the Canadian oil and gas industry, including projects involving drilling and completions, production and maintenance and capital construction. In addition, we are an important provider of materials to other resource-based industries. We serve our customers through our network of 37 branches across Canada - from British Columbia to Ontario - as well as internationally.

Our employees are committed to delivering on the promises we have made to our customers, partners, vendors, communities and shareholders. We promise to listen, to improve, to work in partnership, to improve economics, to generate new ideas and to create and build value.

ABOUT SMITH INTERNATIONAL, INC.
Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SMITH INTERNATIONAL, INC.


Date:  April 5, 2005                     /s/ NEAL S. SUTTON
                                         ---------------------------------------
                                         By:  Neal S. Sutton
                                         Senior Vice President - Administration,
                                         General Counsel and Secretary